Contact: Karen Miller
                                                    Vice President Finance & CFO
                                                        (703) 847-1400, ext. 131


      APACHE MEDICAL SETS NEW STRATEGIC DIRECTION WITH THE ACQUISITION OF
                                  METACONTENT, INC.

McLean, VA - March 21, 2001 -- APACHE Medical Systems, Inc. (OTC Bulletin Board:
AMSI) today said that it is moving in a new strategic direction with the acquisition of MetaContent, Inc. in a stock transaction. This transaction follows the recent announcement that the Company has entered into a non-binding letter of intent with Cerner Corporation (NASDAQ:CERN) for the sale of certain of its assets and liabilities relating to the clinical outcomes business.

MetaContent, Inc., a private company with its headquarters in Denver, Colorado, develops and markets data management solutions for health care providers. MetaContent specializes in "mission critical" applications including database development, medical coding strategy and related services. It has particular expertise in the application and use of clinical and financial standards. For example, MetaContent's Internet property, "HIPAACode.com," (http://www.hipaacode.com) offers a suite of data-driven tools and informational resources geared toward the needs of healthcare information management professionals, including medical coders.

Gerald E. Bisbee, Jr., Ph.D., chairman of APACHE, said, "We are delighted that MetaContent is APACHE's first acquisition in the medical coding area and we anticipate that the MetaContent team will assist us in pursuing our strategy of developing the industry-leading technical infrastructure for financial and clinical applications, including medical coding."

Timothy McNamara, M.D., senior vice president and chief medical officer of MetaContent, said, "MetaContent is eager to join APACHE to contribute its clinical and financial knowledge as APACHE pursues its strategy of developing and building a medical coding business ."

Today the Company also reported that it is making progress toward completing the Cerner transaction. A shareholder vote will follow the execution of an asset purchase agreement.

APACHE and MetaContent information can be accessed at www.apache-msi.com and at www.metacontent.net, respectively.


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This  release  may  contain  forward-looking statements that involve a number of risks and uncertainties. It is important to note that the company's performance, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "believe," "expect," "will assist" and "anticipate," and similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: failure of the parties to consummate the proposed transactions, failure to achieve expected synergies; failure to obtain regulatory or shareholder approval; the Company's having sufficient sales and timely collections to meet cash requirements and achieve profitability; ability to attract and retain key employees; success of its strategy to concentrate its product offerings on high-risk, high-cost patients; ability to timely develop new products and enhance existing products; ability to compete in the competitive and rapidly evolving healthcare information technology industry; success of its marketing and consulting efforts and ability to effectively utilize its direct sales force; ability to protect proprietary information and to obtain necessary licenses on commercially reasonable terms; and ability to comply with and adopt products and services to potential changes in government regulation. Additional discussion of these and other factors affecting the Company's business is contained in the Company's periodic filings with the Securities and Exchange Commission.

All forward-looking statements in this press release are made as of the date of the release and are based on information available to the Company's management as of the date of the release. The Company undertakes no obligation to update any statement in this release to reflect information that becomes available to the Company after the date of this release.


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